FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 31, 2008
MBF Healthcare Acquisition Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33396	22-3934207

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Alhambra Plaza, Suite 1100, Coral Gables, Florida		33432

(Address of Principal Executive Offices)		(Zip Code)
(305) 461-1162

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On July 31, 2008, MBF Healthcare Acquisition Corp. (“MBH”), Critical Homecare Solutions Holdings, Inc. (“CHS”) and Kohlberg Investors V, L.P. (the “Seller’s Representative”) entered into Amendment No. 3 (the “Amendment”) to the Stock Purchase Agreement, dated February 6, 2008 (the “Stock Purchase Agreement”), by and among MBF, CHS and the Sellers’ Representative and the other stockholders of CHS (each, together with the Sellers’ Representative, a “Seller” and collectively the “Sellers”).
     Pursuant to the Amendment, MBH, CHS and the Sellers have agreed to set the termination date of the Stock Purchase Agreement as August 29, 2008, subject to the parties’ ability to secure a new committed credit facility on or before August 29, 2008, and MBH’s ability to acquire at least 16,171,875 warrants from certain MBH warrant holders in privately negotiated transactions and subsequently retire such warrants. If both of these conditions are met, the termination date will be extended to September 30, 2008.
     The foregoing description is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 hereto and incorporated herein by this reference.
ITEM 8.01. Other Events
      During July 2008, MBH presented to certain investors the slideshow presentation attached as Exhibit 99.1 to this report in connection with proposed modifications to the terms of the Stock Purchase Agreement. In connection therewith, each such investor executed a non-disclosure agreement relating to the information provided in the presentation.
     On August 1, 2008, MBH issued a press release announcing that its financing commitment letter with Jefferies Finance LLC, dated February 6, 2008, included as Annex G to MBH’s preliminary proxy statement, as amended, expired pursuant to its terms on July 31, 2008. MBH will seek alternative sources of financing in connection with the transactions contemplated by the Stock Purchase Agreement. A copy of the press release is attached as Exhibit 99.2 to this report.
Additional Information and Where to Find It.
     On June 3, 2008, MBH filed an amended preliminary proxy statement concerning the proposed transaction, which is subject to review by the Securities and Exchange Commission (SEC). MBH stockholders and other interested persons are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about MBH, CHS and the proposed transaction. Such persons can also read MBH’s final prospectus dated April 17, 2007, for a description of the security holdings of the MBH officers and directors and their respective interests in the successful consummation of the proposed transaction. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction. MBH stockholders will be able to obtain a free copy of the definitive proxy statement through the SEC’s internet website (http://www.sec.gov). Copies of the proxy statement can also be obtained, without charge, by directing a request to MBF Healthcare Acquisition Corp., 121 Alhambra Plaza, Suite 1100, Coral Gables, FL 33134.
Participants in Solicitation.
     MBH and its directors and executive officers and CHS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of MBH stock in respect of the proposed transaction. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement relating to the proposed transaction and MBH’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007 when they become available.

Forward Looking Statements
     Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting MBH and CHS, their ability to complete a business combination and those other risks and uncertainties detailed in their filings with the SEC. MBH and CHS caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MBH and CHS do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.
ITEM 9.01. Financial Statements and Exhibits
d) Exhibits

Exhibit No.	Description

2.1	Amendment No 3. to the Stock Purchase Agreement

99.1	Investor Presentation

99.2	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2008	MBF HEALTHCARE ACQUISITION CORP.
/s/ Miguel B. Fernandez
Miguel B. Fernandez
Chairman and Chief Executive Officer

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